Exhibit 10.01

PROMISSORY NOTE

$250,000 February 26, 2015

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, TERA GROUP, INC., a Delaware corporation (the “Maker”), hereby unconditionally promises to pay to the order of MGT CAPITAL INVESTMENTS, INC., a Delaware corporation or its assigns (the “Noteholder,” and together with the Maker, the “Parties”), the principal amount of $250,000 (the “Loan”), together with all accrued interest thereon, as provided in this Promissory Note (the “Note”, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms set forth herein).

1.      Delivery; Payment Date; Optional Prepayments; Merger and Letter of Intent.

1.1       Delivery. On the date of the issuance of this Note, the Noteholder shall deliver to the Maker $100,000 (the “Initial Payment”). Then on March 3, 2015, the Noteholder shall deliver to the Maker the remainder of the Loan, the amount of $150,000 (the “Remainder Payment”).

1.2       Payment Date. The aggregate unpaid principal balance of the Loan, all accrued and unpaid interest and all other amounts payable under this Note shall be due and payable upon demand at any time after August 15, 2015 (the “Demand Payment”).

1.3       Optional Prepayment. The Maker may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. No prepaid amount may be re-borrowed.

1.4       No Effect on Merger. The outstanding balance will have no effect on the merger consideration as set forth in the Letter of Intent dated February 26, 2015 by and between the Parties.

2.      Interest.

2.1       Interest Rate. The outstanding principal amount of the Loan made hereunder shall bear interest at the rate of five percent (5%) per annum from the date hereof until the Loan is paid in full, whether at maturity, by prepayment or otherwise.

2.2       Interest Payment Dates. Interest shall be payable as set forth in Section 1.2 hereof; interest is payable at maturity which is on demand.

2.3       Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a business day, such payment shall be made on the next succeeding business day and such extension will be taken into account in calculating the amount of interest payable under this Note. “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

3.      Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder (“Event of Default”):

3.1       Failure to Pay. The Maker fails to make Demand Payment within two (2) business days of demand by Noteholder.

3.2       Bankruptcy. The Maker commences or there is commenced against the Maker any case, proceeding or other action (i) under any existing or future law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Maker makes a general assignment for the benefit of its creditors.

4.      Miscellaneous.

4.1       Notices.

(a)       All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing to such address as a Party may from time to time specify in writing.

(b)       Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received, (ii) sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next Business Day) and (iii) sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment).

4.2       Governing Law. This Note and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note and the transactions contemplated hereby shall be governed by the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

4.3       Submission to Jurisdiction.  The Maker hereby irrevocably and unconditionally (i) agrees that any legal action, suit or proceeding arising out of or relating to this Note may be brought in the courts of the State of New York and (ii) submits to the exclusive jurisdiction of any such court in any such action, suit or proceeding. Final judgment against the Maker in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

4.4       Waiver of Notice. The Maker hereby waives presentment, demand for payment, protest, notice of dishonor, notice of protest or nonpayment, notice of acceleration of maturity and diligence in connection with the enforcement of this Note or the taking of any action to collect sums owing hereunder.

4.5       Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

4.6       Headings. The headings of the various sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

4.7       No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Noteholder, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

IN WITNESS WHEREOF, the Maker has executed this Note as of February 26, 2015.

TERA GROUP, INC.

By:	/s/ Christian Martin
Name:	Christian Martin
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the Noteholder has executed this Note as of February 26, 2015.

MGT CAPITAL INVESTMENTS, INC.

By:	/s/ Robert Ladd
Name:	Robert Ladd
Title:	Chief Executive Officer